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                                                                   EXHIBIT 23.5


                           BIA Research Incorporated
                         14595 Avion Parkway, Suite 500
                           Chantilly, Virginia 22021


                                                      June 9, 1997


SFX Broadcasting, Inc.
150 East 58th Street, 19th Floor
New York, New York 10155


Ladies and Gentlemen:

         BIA Research Incorporated hereby consents to the incorporation by reference in the Registration Statement of SFX Broadcasting, Inc. on Form S-3 to be filed with the Securities and Exchange Commission on or about June 20, 1997 of the radio station and market data which was included in SFX Broadcasting, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                                                 Very truly yours,

                                                 BIA RESEARCH INCORPORATED



                                                 By: /s/ Debra L. Metcalf
                                                     --------------------------
                                                     Authorized Officer